                                                                     EXHIBIT 2.5
                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement"), dated as of June 11,
                                          ---------
1997, is entered into by and between Fox Kids Worldwide, Inc., a Delaware corporation (the "Purchaser") and The Christian Broadcasting Network, Inc., a
                  ---------
Virginia corporation (the "Seller") on the following terms and conditions:
                           ------

                                R E C I T A L S
                                ---------------

     WHEREAS, as of the date hereof, the Seller beneficially owns 3,891,121 shares of Class B Common Stock, par value $0.01 per share, of International Family Entertainment, Inc. (the "Company") (the "Class B Stock");
                                 -------         -------------

     WHEREAS, the Purchaser desires to purchase the Class B Stock from the Seller, and the Seller desires to sell the Class B Stock to the Purchaser, all on the terms and subject to the conditions contained herein;

     WHEREAS, concurrently herewith, the Purchaser, Fox Kids Merger Corporation, a Delaware corporation ("FKW Sub"), and the Company are entering into that
                         -------
certain Agreement and Plan of Merger (as the same may be amended from time to time in accordance with its terms, the "Merger Agreement"), providing for the
                                        ----------------
merger of FKW Sub into the Company (the "Merger"), which shall be the surviving
                                         ------
corporation, pursuant to which each share of Company Stock and Non Voting Class C Common Stock, par value $0.01 per share, of the Company (the "Class C Stock")
                                                                -------------
which is issued and outstanding immediately prior to the effective time (the "Effective Time") of the Merger (other than shares held by the Company, the Purchaser or FKW Sub, or any direct or indirect subsidiary of the Company, the Purchaser or FKW Sub) shall be canceled and extinguished and be converted into and become a right to receive a cash payment equal to $35.00 per share (subject to adjustment), without interest (except that any Dissenting Shares (as defined in the Merger Agreement) shall be converted into and become a right to receive the payment provided for under the Delaware General Corporation Law);

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Purchaser has requested that the Seller enter into this Agreement and as a condition to its willingness to enter into this Agreement, the Seller has required that the Purchaser and FKW Sub enter into the Merger Agreement;

     WHEREAS, the Purchaser, Liberty Media Corporation, a Delaware corporation ("Liberty"), and Liberty IFE, Inc., a Colorado corporation ("LIFE"), have
  -------                                                    ----
entered into that certain Contribution and Exchange Agreement, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the "Contribution Agreement"), pursuant to which LIFE has agreed, on the
            ----------------------
terms and subject to the conditions therein, to contribute its shares of Class C Stock and its $23 million principal amount of 6% Convertible Secured Notes due 2004 of the Company (the "Convertible Notes"), to the
                                            -----------------
Purchaser in exchange for shares of a newly issued class of preferred stock of the Purchaser;

     WHEREAS, in connection with the Contribution Agreement, Satellite Services, Inc., a Delaware corporation and an affiliate of Liberty, has entered into an amendment to its Affiliation Agreement with the Company (the "Amended
                                                              -------
Affiliation Agreement");
---------------------

     WHEREAS, in connection with sale of the Class B Stock to the Purchaser hereunder, the Company, M.G. "Pat" Robertson ("Pat Robertson"), individually and
                                               -------------
as trustee of the Robertson Charitable Remainder Unitrust, u/t/a dated January 22, 1990 (the "PR Charitable Trust"), Timothy B. Robertson ("Tim Robertson"),
               -------------------                           -------------
individually and as trustee of the Timothy and Lisa Robertson Children's Trust, u/t/a dated September 18, 1995 (the "TR Family Trust"), LIFE and CBN have
                                     ---------------
entered into that certain Termination to Amended and Restated Shareholder Agreement, dated as of even date herewith (the "Termination Agreement"),
                                                ---------------------
terminating the Shareholder Agreement dated September 1, 1995, by and among the Company, Pat Robertson, the PR Charitable Trust, Tim Robertson, the TR Family Trust, LIFE and CBN;

     WHEREAS, in connection with the sale of the Class B Stock to the Purchaser hereunder, CBN and Regent University, a Virginia corporation ("Regent") have
                                                               ------
entered into that certain Termination to Assignment and Assumption Agreement, dated as of even date herewith (the "Assignment Termination Agreement")
                                     --------------------------------
terminating the Assignment and Assumption Agreement, dated June 30, 1992, by and between CBN and Regent (the "Assignment and Assumption Agreement");
                             -----------------------------------

     WHEREAS, concurrently herewith, the Purchaser and Regent are entering into that certain Stock Purchase Agreement with respect to the purchase by the Purchaser of the shares of Class B Stock owned by Regent (as the same may be amended from time to time in accordance with its terms, the "Regent Purchase
                                                             ---------------
Agreement");
---------

     WHEREAS, concurrently herewith, the Purchaser has entered into a Stock Purchase Agreement with Pat Robertson, individually and as trustee of each of the PR Charitable Trust, the Gordon P. Robertson Irrevocable Trust, u/t/a dated December 18, 1996, the Elizabeth F. Robinson Irrevocable Trust, u/t/a dated December 18, 1996, and the Ann R. Lablanc Irrevocable Trust, u/t/a dated December 18, 1996 (the Gordon P. Robertson Irrevocable Trust, the Elizabeth F. Robinson Irrevocable Trust and the Ann R. Lablanc Irrevocable Trust, together, the "Irrevocable Trusts"), Lisa N. Robertson and Tim Robertson as joint tenants,
     ------------------
and Tim Robertson, individually, as trustee of each of the TR Family Trust and the Timothy B. Robertson Charitable Trust, u/t/a dated December 30, 1996 (the

"TR Charitable Trust"), and custodian to and for each of Abigail H. Robertson,
--------------------
Laura N. Robertson, Elizabeth C. Robertson, Willis H. Robertson and Caroline S. Robertson under the Virginia Uniform Transfers to Minors Act (Pat Robertson, the PR Charitable Trust, the Irrevocable Trusts, Lisa N. Robertson, Tim Robertson, the TR Family Trust and the TR Charitable Trust, collectively, the "Robertsons"), as of even date herewith,
 ----------
which provides, inter alia, for the purchase of all of the shares of Class A
                ----------
Common Stock, par value $0.01 per share, of the Company (the "Class A Stock",
                                                              -------------
and together with all of the Class B Stock, the Class C Stock and any other shares of any other class of common stock of the Company, the "Common Stock") in
                                                               ------------
the form of Class B Stock issuable upon conversion thereof, by the Purchaser from the Pat Charitable Trust, Tim Robertson and the Tim Family Trust, and the purchase by the Purchaser of all of the shares of Class B Stock of the Company owned by the Robertsons (as the same may be amended from time to time in accordance with its terms, the "Robertson Purchase Agreement"); and
                                ----------------------------

     WHEREAS, as a condition to its willingness to enter into this Agreement, the Seller has required that, in connection with the transactions to be effected pursuant to this Agreement, The News Corporation Limited, a corporation organized and existing under the laws of South Australia, Australia (the

"Guarantor") guarantee the obligations of the Purchaser to the Seller hereunder
----------
and the Guarantor has given a guaranty (the "Guaranty") in accordance with such
                                             --------
determination.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows.

     1. PURCHASE AND SALE OF CLASS B STOCK. On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell and deliver the Class B Stock to the Purchaser, free and clear of any mortgage, pledge, lien, security interest or other encumbrance (each, a "Lien") or Restriction
                                                       ----
created by or binding upon the Seller or the Class B Stock, and the Purchaser agrees to purchase and acquire the Class B Stock from the Seller. For purposes of this Agreement, "Restriction" means, when used with respect to any specified security, any stockholders or other trust agreement, option, warrant, escrow, proxy, buy-sell agreement, power of attorney or other contract, agreement or arrangement which (i) grants to any Person the right to sell or otherwise dispose of, such specified security or any interest therein, or (ii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of the ownership of such specified security. For purposes of this Agreement, "Person" means any individual, corporation, general or limited partnership, limited liability company, trust, joint venture, association or unincorporated entity of any kind.

     2. PURCHASE PRICE. The Shares shall be purchased by the Purchaser from the Seller thereof for a purchase price (the "Purchase Price") equal to $35.00
                                              --------------
per share. Notwithstanding the foregoing, the Purchase Price shall be increased to an amount which equals (if greater than the Purchase Price provided for herein) the per share amount actually paid, directly or indirectly, by FKWW or any of its Affiliates, with respect to the purchase of, or agreement to purchase, Company Stock, or securities convertible into Company Stock, which purchase is effected or agreement is entered into after the date hereof and through the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) or (b) the termination of the Merger Agreement, (x) in the Merger,
(y) from (i) LIFE, (ii) the Robertsons, (iii) Regent, (iv) any holder or "group"

(within the meaning of Rule 13d-5(b)(1) under the Exchange Act) that owns, or has the right to dispose of, or to direct the disposition of, 2-1/2% or more of any class of common stock of the Company, or (v) any of the Affiliates of the entities referred to in clauses (i), (ii), (iii) or (iv) above, or (z) in any transaction, or series of related or unrelated transactions (excluding for purposes of this clause (z), any transaction referred to in clauses (y)(i),
(ii), (iii) or (v)), after the date hereof and through the Effective Time, involving, in the aggregate, 5% or more of the outstanding shares of any class of common stock of the Company. For these purposes, it is acknowledged and agreed that (x) the $3.5 million to be paid to LIFE under the Contribution Agreement with respect to forfeited interest income on the Convertible Notes, and (y) amounts to be paid with respect to any "tax gross up" with respect to the Exchange Rights under the Contribution Agreement, shall not constitute an amount paid, directly or indirectly, with respect to the purchase of Company Stock. Further, the Purchase Price shall not be adjusted as a result of the provisions of the preceding sentence with respect to any purchase effected under any of the Contribution Agreement, the Merger Agreement, the Robertson Agreement or the Regent Agreement unless the applicable agreement has been amended after the date hereof so as to increase the consideration to be paid by the Purchaser or any of its Affiliates, directly or indirectly, with respect to the Company Stock or securities convertible into Company Stock. The Purchaser shall promptly provide notice to the Seller of any agreement or amendment to an existing agreement entered into by the Purchaser or any of its Affiliates with the Company, the Robertsons or Regent, or any amendment to an Other Transaction Agreement (as defined herein) to which LIFE or any of its Affiliates is a party, from and after the date hereof and through the Closing Date. If the Purchase Price is adjusted pursuant to the foregoing, following the closing under such other agreement (or the Effective Time, if applicable), the Purchaser shall promptly pay to the Seller the amount of any increase in the Purchase Price resulting from such agreement. For purposes of this Agreement, "Affiliate"
                                                                ---------
means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified Person and, in the case of an individual, such Person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, and brothers- and sisters-in-law.
For the purposes of this definition, "control" (including the terms controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, the Purchaser shall be deemed to be an Affiliate of Fox, Inc., a Delaware corporation, and of Saban Entertainment, Inc., a Delaware corporation, but shall not be deemed to be an Affiliate of any of the Sellers, the Company, LIFE, the Seller, Regent nor any of their respective Affiliates.

     3.   THE CLOSING.  The closing (the "Closing") of the purchase and sale of
                                          -------
the Class B Stock shall take place on the third business day following satisfaction or waiver of each and every one of the conditions set forth in Sections 6 and 7 hereof, or such other date and time as the parties shall otherwise agree to. The date of the Closing is referred to herein as the "Closing Date". At the Closing, the Seller shall deliver to the Purchaser certificates representing the Shares (accompanied by signature guarantees in customary form) against delivery by the Purchaser of payment of the Purchase Price therefor, by wire transfer or by immediately available funds, to such accounts as Seller may specify.

     4. REPRESENTATIONS AND WARRANTIES. The Seller hereby makes the following representations and warranties. The representations and warranties contain exceptions set forth in a written disclosure letter (the "Seller Disclosure
                                                          -----------------
Letter") delivered to the Purchaser concurrently with the execution hereof,
------
which is numbered to correspond to the various Sections of this Agreement and which also sets forth certain other information called for by this Agreement.

          4.1  Organization, Standing and Corporate Power.  The Seller is a
               ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with adequate corporate power and authority to own its properties and carry on its business as presently conducted. The Seller has the corporate power to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          4.2  Execution, Delivery and Performance.  The execution, delivery and
               -----------------------------------
performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors, and the Seller has taken all other actions required by law, its charter and its bylaws in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of the Seller and is enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

          4.3  No Consents.  Other than filings required under the Hart-Scott-
               -----------
Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the
                                                            -------
filing of Forms 4 and Schedules 13D under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the "Exchange Act"), no
                                                          ------------
consent, authorization, order or approval of, or filing with or registration with, any governmental authority, commission, board or other regulatory body of the United States or any state or political subdivision thereof (each, a

"Governmental Entity"), is required to be made or obtained by the Seller for or
--------------------
in connection with the sale by the Seller of the Class B Stock to the Purchaser as contemplated hereby.

          4.4  Title.  The Seller has, and at the Closing will have, good and
               -----
valid title to the Class B Stock it is selling pursuant to this Agreement, free and clear of any Liens or Restrictions (other than those Restrictions set forth in the Shareholder Agreement) and (subject to such Restrictions) it has the full legal right, power and authority to sell, assign, transfer and deliver the Class B Stock to the Purchaser and to make the representations, warranties, covenants and agreements made by it herein; upon the delivery of and payment for such Class B Stock as contemplated hereby the Purchaser will acquire good and valid title thereto, free and clear of all Liens or Restrictions created by or binding upon the Seller. The Seller has sole voting power, and sole power of disposition, with respect to all of its Class B Stock, with no Restrictions (other than those Restrictions set forth in the Shareholder Agreement) subject to applicable federal and state securities laws, on the Seller's rights of disposition pertaining thereto. The Class B Stock constitutes all equity or debt securities issued by the Company held by the Seller and the Seller has no right, title or interest in or to any other equity or debt securities of the Company (other than as remainderman in certain of the Class A Stock) or any option or right to acquire any such equity or debt securities (other than as set forth in the Shareholder Agreement).

          4.5  No Conflicts.  The execution, delivery and performance by the
               ------------
Seller of this Agreement will not violate any other agreement to which the Seller is a party, including, without limitation, any voting agreement, stockholders agreement or voting trust, or otherwise contravene, conflict with or result in a violation of, any federal, state, local, municipal, foreign, international, multi-national or other administrative order, constitution, law, ordinance, regulation, statute or treaty, or give any individual, corporation, partnership, governmental authority or regulatory body or any other person the right to prevent the consummation of the sale of the Class B Stock contemplated hereby.

          4.6  No Broker.  The Seller has not employed any investment banker,
               ---------
broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller as follows:

          5.1  Organization, Standing and Corporate Power of the Purchaser.  The
               -----------------------------------------------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with adequate corporate power and authority to own its properties and carry on its business as presently conducted. The Purchaser has the corporate power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          5.2  Organization, Standing and Corporate Power of the Guarantor. The
               -----------------------------------------------------------
Guarantor is a corporation organized and existing under the laws of South Australia, Australia, with adequate corporate power and authority to own its properties and carry on its business as presently conducted. The Guarantor has the corporate power and authority to enter into, execute and deliver the Guaranty and to guarantee the obligations of the Purchaser hereunder pursuant to such Guaranty.

          5.3  Execution, Delivery and Performance by the Purchaser.  The
               ----------------------------------------------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Purchaser, and the Purchaser has taken all other actions required by law, its Amended and Restated Certificate of Incorporation and its Bylaws in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of the Purchaser and is enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

          5.4  Execution, Delivery and Performance by the Guarantor.  The
               ----------------------------------------------------
execution, delivery and performance of the Guaranty and the consummation of the transactions thereby have been duly authorized by the Board of Directors of the Guarantor, and the Guarantor has taken all other actions required by law and its organizational documents in order to consummate the transac tions contemplated by the Guaranty. The Guaranty constitutes the valid and binding obligations of the Guarantor and is enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

          5.5  Consents.  Other than filings required under the HSR Act and the
               --------
filing of a Form 4 and Schedule 13D under the Exchange Act, no consent, authorization, order or approval of, or filing with or registration with, any Governmental Entity is required to be made or obtained by the Purchaser for the purchase of the Class B Stock from the Seller as contemplated hereby or by the Guarantor for the execution, delivery and performance of the Guaranty.

          5.6  No Conflicts.   The execution, delivery and performance by the
               ------------
Purchaser of this Agreement or by the Guarantor of the Guaranty will not violate any other agreement to which the Purchaser or the Guarantor is a party, or otherwise contravene, conflict with or result in a violation of, any federal, state, local, municipal, foreign, international, multi-national or other administrative order, constitution, law, ordinance, regulation, statute or treaty, or give any individual, corporation, partnership, governmental authority or regulatory body or any other person the right to prevent the consummation of the sale of the Class B Stock contemplated hereby or the enforcement by the Seller of the Guaranty.

          5.7  Purchase For Investment.  The Purchaser is acquiring the Class B
               ------------------------
Stock for its own account, for investment purposes only, and not with a view to or for the resale or distribution thereof, in whole or in part. The Purchaser acknowledges and represents (i) that it is aware that the Class B Stock is not registered under the Securities Act of 1933, as amended, and are subject to the restrictions thereof, including pursuant to Rule 144 promulgated thereunder;
(ii) that no federal or state agency has passed upon the Class B Stock or made any finding or determination as to the fairness of the Purchaser's investment in the Class B Stock; (iii) that there are risks of loss associated with the Purchaser's purchase of the Class B Stock; (iv) that the investment in the Class B Stock is an illiquid investment and the Purchaser may bear the risk of its investment for an indefinite period of time; and (v) that it is a sophisticated investor, able to evaluate the risks and merits of its investment and to bear such financial risk.

          5.8  No Broker.  The Purchaser has not employed any investment banker,
               ---------
broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          5.9  Transaction Agreements.  This Agreement, the Merger Agreement,
               ----------------------
the Other Transaction Agreements (as defined herein), and the other agreements listed in the recitals above, are the only agreements existing as of the date hereof between the Purchaser, on the one hand, and the respective counterparties to such agreements and any Affiliates of such parties, on the other hand, with respect to the acquisition of Class A Stock, Class B Stock, Class C Stock or Convertible Notes of the Company.

     6. CONDITIONS TO OBLIGATIONS OF PURCHASER. Unless waived, in whole or in part, in writing by the Purchaser, the obligations of the Purchaser to purchase the Class B Stock and to perform any and all of its post-closing obligations shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          6.1  Accuracy of Representations and Warranties.  All representations
               ------------------------------------------
and warranties of the Seller contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          6.2  Performance of Agreements.  The Seller shall have performed in
               -------------------------
all material respects all obligations and agreements contained in this Agreement to be performed or complied with by the Seller on or prior to or at the Closing Date.

          6.3  Certificates.  The Sellers shall be prepared to deliver
               ------------
certificates for all the Class B Stock to the Purchaser upon the Closing.

          6.4  Purchase of Control Stock.  The Purchaser has acquired the
               -------------------------
Control Stock (as defined in the Robertson Purchase Agreement) from the Robertsons pursuant to the Robertson Purchase Agreement.

          6.5  No Injunctions.  Neither of the parties hereto shall be subject
               --------------
to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the sale of the Class B Stock to the Purchaser contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          6.6  No Adverse Enactments.  There shall not have been any statute,
               ---------------------
rule, regulation or order promulgated, enacted or issued by any Government Entity or court of competent jurisdiction, which would make the consummation of the sale of the Class B Stock hereunder or the Merger illegal.

          6.7  Banking Moratorium.  There shall not have occurred and be
               ------------------
continuing any declaration of any banking moratorium or suspension of payments by banks in the United States or any general limitation on the extension of credit by lending institutions in the United States.

          6.8  Consummation of Other Transactions.  All conditions to the
               ----------------------------------
consummation of the transactions (the "Other Transactions") to be effected
                                       ------------------
pursuant to the Contribution Agreement, the Robertson Purchase Agreement and the Regent Purchase Agreement (collectively, the "Other Transaction Agreements")
                                              ----------------------------
shall have been satisfied or waived by the applicable party, and the parties to such Other Transaction Agreements shall have consummated such Other Transactions simultaneously with or prior to the sale of the Class B Stock to the Purchaser as contemplated hereby.

          6.9  Hart-Scott-Rodino Notification.  The waiting period (and any
               ------------------------------
extension thereof) under the HSR Act applicable to (i) the purchase of the Class B Stock pursuant to this Agreement and the consummation of the Other Transactions, (ii) the conversion by the Purchaser of the Class C Stock and the Convertible Notes acquired pursuant to the Contribution Agreement into shares of Class B Stock of the Company, and (iii) the Merger shall have expired or have been terminated.

          6.10  Opinion of Counsel.  The Purchaser shall have received an
                ------------------
opinion of counsel to the Seller in a form reasonably acceptable to Purchaser covering the matters referred to in Section 4.1 hereof.

          6.11  Acquisition Agreements.  Immediately following the consummation
                ----------------------
of this transaction and the Other Transactions (and after giving effect to the conversion of the Class C Stock and the Convertible Notes into Class B Stock), the Purchaser and its Affiliates will own a majority of the voting common stock of the Company then entitled to vote in the election of the Company's directors.

     7. CONDITIONS TO OBLIGATIONS OF SELLER. Unless waived, in whole or in part, in writing by the Seller, the obligations of the Seller to sell the Class B Stock as contemplated by this Agreement shall be subject to the fulfillment prior to or on the Closing Date of each of the following conditions:

          7.1  Accuracy of Representations and Warranties.  All representations
               ------------------------------------------
and warranties of the Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          7.2  Performance of Agreements.  The Purchaser shall have performed in
               -------------------------
all material respects all obligations and agreements contained in this Agreement to be performed or complied with by the Purchaser on or prior to or at the Closing Date.

          7.3  No Adverse Enactments.  There shall not have been any statute,
               ---------------------
rule, regulation or order promulgated, enacted or issued by any Government Entity or court of competent jurisdiction which would make the consummation of the sale of the Class B Stock hereunder or the Merger illegal.

          7.4  No Injunctions.  Neither of the parties hereto shall be subject
               --------------
to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the sale of the Class B Stock to the Purchaser contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          7.5  Hart-Scott-Rodino Notification.  The waiting period (and any
               ------------------------------
extension thereof), under the HSR Act applicable to the consummation of the purchase of the Class B Stock pursuant to this Agreement shall have expired or have been terminated.

          7.6  Purchase Price.  The Purchaser shall be prepared to deliver the
               --------------
aggregate Purchase Price for all the Class B Stock to the Seller in the amounts and manner contemplated hereby upon the Closing.

          7.7  Consummation of Other Transactions.  Prior to or simultaneously
               ----------------------------------
with the sale of the Class B Stock to the Purchaser provided for by this Agreement, all conditions to the consummation of the Other Transactions to be effected pursuant to the Other Transaction Agreements shall have been satisfied or waived by the applicable party, and the parties to such Other Transaction Agreements shall have consummated such Other Transactions simultaneously with or prior to the sale of the Class B Stock to the Purchaser as contemplated hereby.

     8. COVENANTS OF THE PURCHASER. The Purchaser hereby covenants and agrees as follows:

          8.1  Filings and Other Actions.  As promptly as practicable after the
               -------------------------
execution of this Agreement, but in any event within 5 business days, the Purchaser shall file notification reports under the HSR Act and shall request early termination of the waiting period under the HSR Act and use their commercially reasonable efforts to obtain clearance or authorization under the HSR Act of the Merger and the purchase of the Class B Stock contemplated by this Agreement and the Other Transactions at the earliest practicable time. The Purchaser agrees to cooperate fully with the Seller to promptly effectuate the filing of any notification required under the HSR Act.

          8.2  Reasonable Efforts.  Subject to the terms and conditions of this
               ------------------
Agreement, the Other Transaction Agreements and the Merger Agreement, the Purchaser agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, the Other Transaction Agreements and the Merger Agreement. The Purchaser hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to intentionally and knowingly take any action with the intention and knowledge that such action would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling it from performing its obligations under this Agreement.

     9. COVENANTS OF THE SELLER. The Seller hereby covenants and agrees as follows:

          9.1  Cooperation in Filing Notification under Hart-Scott-Rodino.  The
               ----------------------------------------------------------
Seller agrees to cooperate fully with the Purchaser to promptly effectuate the filing of any notification required under the HSR Act.

          9.2  Additional Shares.  The Seller agrees that it will not purchase
               -----------------
additional shares of Common Stock of the Company whether in open market purchases or privately negotiated purchases between the date of this Agreement and the Closing Date. If ownership of any additional shares of Common Stock of the Company is acquired or transferred to the Seller, the Seller hereby agrees, while this Agreement is in effect, to promptly notify the Purchaser of the number of additional shares of Common Stock of the Company acquired by it, if any, after the date hereof, and hereby agrees to sell any such additional shares of Common Stock of the Company acquired by it after the date hereof through the Closing Date to the Purchaser pursuant to the terms of this Agreement, with a provision for additional payment for such shares by the Purchaser to the Seller at the Purchase Price.

          9.3  Written Consent.  Concurrently with the execution hereof, the
               ---------------
Seller has delivered to the Company its irrevocable written consent approving the Merger Agreement and the Merger.

          9.4  Reasonable Efforts.  Subject to the terms and conditions of this
               ------------------
Agreement, the Seller agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions provided for by this Agreement. The Seller hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to intentionally and knowingly take any action with the intention and knowledge that such action would make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling it from performing its obligations under this Agreement.

     10. POST-CLOSING COVENANTS; TERMINATION. The Seller and the Purchaser agree to execute such further documents or instruments and to take such other actions as are necessary to transfer the Class B Stock to the Purchaser and to otherwise carry out the transactions provided for by this Agreement. If the Closing Date shall not have occurred on or prior to November 30, 1997, other than as a result of a material breach of this Agreement by either party hereto, either party may terminate this Agreement without liability. If the Closing Date shall not have occurred on or prior to such date as a result of material breach of any representation, warranty, covenant or obligation by either party, the non-breaching party shall have the right to terminate this Agreement without liability. In addition, this Agreement may be terminated by the Seller, if after the date hereof and before the Closing Date, the Guarantor attempts or purports to revoke or withdraw the Guaranty or a court of competent jurisdiction finally determines that the Guaranty is unenforceable or invalid.

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY. Only the representations and warranties of the Seller hereto contained in Section 4.4 hereto (with respect to title) shall survive the Closing and the consummation of the transactions contemplated hereby. No party hereto shall have any monetary or other liability or obligation to any other party hereto for breach of any of such first party's representations or warranties contained herein or in any certificate or other document delivered pursuant hereto and the sole consequence of any such breach shall be limited to the failure to satisfy a condition to the Closing pursuant to Article 6 or 7 and the termination right provided in Section 10, in each case to the extent applicable according to such Section's express terms. With respect to a breach of its representations and warranties contained in Section 4.4 hereto, the Seller hereby covenants and agrees with the Purchaser that it shall indemnify the Purchaser and its directors, officers, shareholders and Affiliates, and each of their successors and assigns and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them arising out of any material breach of, or any material inaccuracy in, such representations and warranties.

     12.  MISCELLANEOUS.

          12.1 Successors and Assigns.  This Agreement shall be binding upon and
                ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns. Other than as set forth in the immediately succeeding sentence, no party may assign any of its rights, or delegate any of its duties or obligation hereunder, under this Agreement without the prior written consent of the other party, and any such purported assignment or delegation shall be void ab initio. Notwithstanding the foregoing, the Purchaser, its Affiliates, and its successors and assigns, may assign its rights and delegate its duties (i) to any successor entity resulting from any liquidation, merger, consolidation, reorganization, or transfer of all or substantially all of the assets or stock of the Purchaser, or
(ii) to any Affiliate of the Purchaser; provided, that in either case, any such
                                        --------
assignee shall expressly assume all of the obligations the Purchaser hereunder.

          12.2 Notices.  All notices, demands and other communications
               -------
(collectively, "Notices") given or made pursuant to this Agreement shall be in
                -------
writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized "next day" delivery company such as Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the following addresses:

                    (a)  If to the Purchaser:
                         -------------------

                         Fox Kids Worldwide, Inc.

                         10960 Wilshire Boulevard
                         Los Angeles, California  90024
                         Attn:  Mel Woods
                         Fax: 310-235-5552

                         with a copy to:
                         --------------

                         Fox, Inc.
                         10201 West Pico Boulevard
                         Los Angeles, California 90035
                         Attn: President
                         Fax: 310-369-1203

                         and a copy to:
                         -------------

                         The News Corporation Limited
                         1211 Avenue of the Americas
                         New York, New York  10036
                         Attn: Arthur Siskind
                         Fax: 212-768-2029

                         and a copy to:
                         -------------

                         Troop Meisinger Steuber & Pasich, LLP
                         10940 Wilshire Boulevard
                         Los Angeles, California 90024
                         Attn: C.N. Franklin Reddick, III, Esq.
                         Fax: 310-443-8512

                         and a copy to:
                         -------------

                         Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                         551 Fifth Avenue
                         New York, New York 10176
                         Attn:  Jeffrey W. Rubin, Esq.
                         Fax: 212-697-6686

                    (b)  if to the Seller:
                         ----------------

                         The Christian Broadcasting Network, Inc.
                         977 Centerville Turnpike
                         Virginia Beach, Virginia 23463
                         Attn: Mr. Michael D. Little, President

                         Fax: 757-579-2169

                         with a copy to:
                         --------------

                         Office of the General Counsel
                         977 Centerville Turnpike
                         Virginia Beach, Virginia 23463
                         Attn: Jon Kubiak, Esq.
                         Fax: 757-579-5770

Any Notice shall be deemed duly given when received by the addressee thereof. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.

          12.3 Amendment; Waiver.  No provision of this Agreement may be waived
               -----------------
unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

          12.4 Limitation on Liability.  The liability of the Seller for any
               -----------------------
breach by the Seller of this Agreement shall be limited to the actual damages suffered by the Purchaser or any of its Affiliates under this Agreement and the Seller shall not be liable for any consequential or other damages of the Purchaser or any of its Affiliates, including any damages arising in connection with any Other Transaction Agreement or the Merger Agreement.

          12.5 Jurisdiction.  The parties hereto irrevocably submit to the non-
               ------------
exclusive jurisdiction of the state and federal courts located in Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement (and agree not to commence any action, suit or proceeding relating hereto except in such courts). Each party hereto hereby irrevocably designates CT Corporation System as its designee, appointee and agent to receive, for and on behalf of it, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement or any document related thereto. It is understood that a copy of such process serviced on such agent will be promptly forwarded by mail to it at its address set forth in
Section 12.2 hereof, but the failure to receive such copy shall not affect in any way the service of such process. Each of the parties hereto further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its said address, such service to become effective upon confirmed delivery. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state or federal courts located in Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such action, suit or proceeding brought in any such court that such action, suit or proceeding has been brought in an inconvenient forum.

          12.6 Dispute Resolution.  Any dispute or claim arising hereunder shall
               ------------------
be settled by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty
(30) days following the date of delivery of notice of arbitration by one party to the other, by the American Arbitration Association ("AAA") as arbitrator.
The arbitration shall be conducted in New York City, New York in accordance with the commercial arbitration rules promulgated by AAA, and the Seller, on the one hand, and the Purchaser, on the other, shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of his decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

          12.7 Governing Law.  This Agreement shall be governed by and construed
               -------------
both as to validity and performance and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

          12.8 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          12.9 Remedies Cumulative.  Each of the various rights, powers and
               -------------------
remedies shall be deemed to be cumulative with, and in addition to, all the rights, powers and remedies which either party may have hereunder or under applicable law relating hereto or to the subject matter hereof, and the exercise or partial exercise of any such right, power or remedy shall constitute neither an exclusive election thereof nor a waiver of any other such right, power or remedy.

          12.10 Headings.  The section and subsection headings contained in
                --------
this Agreement are included for convenience only and form no part of the agreement between the parties.

          12.11 Severability.  Whenever possible, each provision of this
                ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          12.12 Expenses.  Each party shall pay its own costs, expenses,
                --------
including without limitation, the fees and expenses of their respective counsel and financial advisors.

          12.13 Entire Agreement.  This Agreement constitutes and embodies the
                ----------------
entire understanding and agreement of the parties hereto relating to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties relating to such subject matter except as expressly referred to herein.

          12.14 Publicity.  The initial press release relating to this Agreement
                ---------
shall be a joint press release in the form attached hereto as Exhibit "A", and
                                                              -----------
the Purchaser and the Seller shall use reasonable efforts to agree upon the text of any other press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby.

          12.15 Specific Performance. Both of the parties hereto recognize and
                --------------------
acknowledge that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the posting of bond or other security, in addition to any other remedy to which it may be entitled, at law or in equity.

          12.16 No Third Party Beneficiaries.  This Agreement is not intended to
                ----------------------------
benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              FOX KIDS WORLDWIDE, INC.




                              By:   /s/  Mel Woods
                                  ___________________________________
                              Its:  President
                                  ___________________________________



                              THE CHRISTIAN BROADCASTING NETWORK, INC.



                              By:    /s/  Michael D. Little
                                   ___________________________________
                              Its:   President
                                   ___________________________________